UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 2, 2004

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

704.386.8486

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02. DEPARTURE OF PRINCIPAL OFFICER.

On December 2, 2004, Bank of America Corporation announced that Mr. James H. Hance, Jr. is retiring as Vice Chairman and a director of the company, effective at the end of January 2005. A copy of the related press release is attached as Exhibit 99.1 hereto.

As previously disclosed in the company’s annual proxy statement, Mr. Hance has accrued retirement benefits from the following three pension plans which become payable in connection with his retirement: (i) The Bank of America Pension Plan (the “Pension Plan”), a tax-qualified cash balance pension plan; (ii) the Bank of America Pension Restoration Plan (the “Restoration Plan”), a non-qualified deferred compensation plan intended to “make up” benefits not available under the tax-qualified Pension Plan because of certain limits applicable to tax-qualified plans; and (iii) the Bank of America Corporation and Designated Subsidiaries Supplemental Executive Retirement Plan (the “SERP”). (The SERP is a non-qualified deferred compensation plan which was frozen as of December 31, 2002, meaning that no further benefits accrue under the SERP for compensation or periods of service after 2002.) The estimated annual retirement benefit from all three plans accrued through November 30, 2004, payable as a joint and 75% survivor annuity, equals approximately $2,690,000. Mr. Hance has previously elected to have his Restoration Plan and SERP benefits paid as an actuarially equivalent lump sum. Assuming his Pension Plan benefits are also paid as a lump sum, the total actuarial equivalent lump sum value of his payments as of November 30, 2004 equals approximately $37,050,000.

Mr. Hance will be eligible for consideration for annual cash and equity incentive awards, including stock option and restricted stock awards, with respect to performance in 2004. In addition, Mr. Hance will be eligible to receive a cash incentive award reflecting his services during 2005.

On his retirement date, Mr. Hance will have outstanding equity incentive awards that have not yet become vested. Because Mr. Hance meets the requirements for “retirement” under those awards, the awards will become fully vested at retirement and the stock options will remain exercisable for their full term.

In accordance with standard company practices, Mr. Hance will receive financial planning and tax preparation services for the 2005 taxable year, and the company will continue to cover the cost of monitoring and servicing his home security system through the end of 2005.

ITEM 9.01. EXHIBITS.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 2, 2004.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION
By:	/s/ Jacqueline Jarvis Jones
Jacqueline Jarvis Jones
Associate General Counsel

Dated: December 3, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 2, 2004.